Exhibit 99.1

  Dresser, Inc.

15455 Dallas Parkway, Suite 1100 • Addison, Texas 75001 • phone 972/361-9933 ? fax 972/361.9929

DRESSER, INC. SOLICITS CONSENTS FROM HOLDERS

OF ITS 9 3/8% SENIOR SUBORDINATED NOTES DUE 2011

DALLAS, TX (November 18, 2003)—Dresser, Inc. announced today that in connection with its previously announced restatement of its financial statements, it has commenced a solicitation of consent from holders of its outstanding $550.0 million principal amount of 9 3/8% Senior Subordinated Notes due 2011 for the amendment and waiver of certain reporting requirements in the indenture for the notes.

The purpose of the proposed amendment and waiver is to permit the Company to present to the note holders financial statements for the year ended December 31, 2000 and prior years on an unaudited basis and to defer to December 15, 2003 its obligation to comply with its indenture financial reporting covenant, as so amended. The consent solicitation also provides for a waiver of all defaults under the indenture’s reporting requirements through the completion of the consent solicitation.

The proposed amendment and waiver require the consent of holders of a majority in aggregate principal amount of the notes outstanding. The Company will pay a fee of $2.50 in cash for each $1,000 principal amount of notes for each consent properly delivered and not revoked prior to the expiration of the consent solicitation. The consent solicitation will expire at 5:00 p.m., New York City time, on Thursday, December 4, 2003, unless the consent solicitation is extended by the Company. The Company will pay consent payments on the first business day following the expiration of the consent soliciation. The terms and conditions of the consent solicitation are described in the Consent Solicitation Statement dated November 18, 2003, copies of which may be obtained from MacKenzie Partners, Inc.

The Company has engaged Morgan Stanley & Co. Incorporated to act as solicitation agent in connection with the consent solicitation. Questions regarding the consent solicitation should be directed to Morgan Stanley & Co. Incorporated, attention Megan Leary, at (800) 624-1808 (U.S. toll free) and (212) 761-1284 (collect). Requests for documentation may be directed to MacKenzie Partners, Inc., the information agent for the consent solicitation, at (800) 322-2885 (U.S. toll free) and (212) 929-5500 (collect).

This announcement is not a solicitation of consents with respect to any securities. The consent solicitation is being made solely by the Consent Solicitation Statement dated November 18, 2003.

Headquartered in Dallas, Texas, Dresser, Inc. is a worldwide leader in the design, manufacture and marketing of highly engineered equipment and services sold primarily to customers in the flow control, measurement systems, and compression and power systems segments of the energy industry. Dresser has a widely distributed global presence, with over 7,500 employees and a sales presence in over 100 countries worldwide. The Company’s website can be accessed at www.dresser.com.

Safe Harbor Statement

Certain statements in this press release constitute “forward-looking statements” as that term is defined under §21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions, which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although forward-looking statements reflect management’s good faith beliefs, reliance should not be placed on

Dresser, Inc. Solicits Consents from Holders

Of its 9 3/8% Senior Subordinated Notes due 2011

forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the risks and uncertainties described in the Consent Solicitation Statement furnished on Form 8-K today.

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COMPANY CONTACT:

Stewart Yee

Director of Corporate Communications

(972) 361-9933

stewart.yee@dresser.com

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